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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 20, 2006

                             STIFEL FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

           DELAWARE                       1-9305                 43-1273600
State or Other Jurisdiction of     Commission File No.        I.R.S. Employer
 Incorporation or Organization                             Identification Number
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                               ONE FINANCIAL PLAZA
                               501 NORTH BROADWAY
                         ST. LOUIS, MISSOURI 63102-2102
                    (Address of principal executive offices)

                                 (314) 342-2000
                         (Registrant's Telephone Number,
                              Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On November 20, 2006, Stifel Financial Corp., a Delaware corporation
("Stifel"), and its wholly-owned subsidiary, FSFC Acquisition Co., a Missouri corporation ("AcquisitionCo"), entered into an Agreement and Plan of Merger (the
"Merger Agreement") with First Service Financial Company, a Missouri corporation
("First Service"), pursuant to which Stifel will acquire First Service and its wholly-owned bank subsidiary, FirstService Bank, by means of the merger (the
"Merger") of AcquisitionCo with and into First Service. The total consideration payable by Stifel in the Merger for all of the outstanding shares of First
Service is approximately $37.9 million cash.

     The boards of directors of Stifel and First Service have each approved the Merger Agreement. Consummation of the Merger is subject to a number of customary conditions, including the receipt of all required regulatory approvals and approval of the First Service shareholders. Upon consummation of its acquisition of First Service and its wholly-owned bank subsidiary FirstService Bank, Stifel will become a bank holding company and a "financial holding company", subject to the supervision and regulation of The Board of Governors of the Federal Reserve
System.

     The Merger Agreement contains certain termination rights for Stifel and First Service. The Merger Agreement further provides that upon termination of the Merger Agreement under specified circumstances First Service may be required to pay Stifel a termination fee of $1,400,000.

     Concurrently with the execution of the Merger Agreement, Stifel and AcquisitionCo entered into a Shareholder Voting Agreement (the "Voting
Agreement") with all of First Service's current directors in which the directors, in their capacities as First Service shareholders, have agreed to vote their shares of First Service common stock in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger. Collectively, the First Service directors own approximately 43% of the issued and outstanding shares of First Service common stock. Approval of the Merger requires the approval of the holders of two-thirds of the issued and outstanding shares of First Service common stock.

     The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. The news release dated
November 20, 2006 announcing the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This Current Report on Form 8-K and the exhibits hereto contain comments and information that constitute "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this Current Report on Form 8-K are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability of the companies to obtain the required shareholder or regulatory approvals for the transaction; the ability of the companies to consummate the transaction; the ability to successfully integrate the companies following the transaction; a material adverse change in the financial condition, results of operations or prospects of First Service; the risk of borrower, depositor and other customer attrition after the transaction is completed; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting


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principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

          2.1 Agreement and Plan of Merger, dated as of November 20, 2006, by and among Stifel Financial Corp., FSFC Acquisition Co. and First
               Service Financial Company.

          99.1 Press Release dated November 20, 2006.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STIFEL FINANCIAL CORP.


Date: November 20, 2006                 By: /s/ Ronald J. Kruszewski
                                            ------------------------------------
                                            Ronald J. Kruszewski
                                            Chairman, President and
                                            Chief Executive Officer


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